UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

NewCardio, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-132621	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A
(Former name or former address, if changed since last report)

|_|  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07  Submission of Matters to a Vote of Security Holders.

By written consent of the holders of a majority of its common shares as of April 21, 2010, the Company received shareholder approval to the following:

a.
the election of each of the following individuals, each a current director of the Company, to serve as a member of the Board of Directors until the next annual meeting of stockholders or until a successor is elected:

•	Robert N. Blair
•	Michael Hanson
•	James A. Heisch
•	Jess Jones, M.D.
•	Mark W. Kroll, Ph. D.
•	Patrick McGuire, M.D., Ph.D.
•	Branislav Vajdic, Ph.D.

Subsequently, on June 14, 2010, the Board of Directors unanimously approved increasing the Board of Directors to eight; appointing Vincent Renz, Jr., it’s newly appointed President and Chief Executive to this eighth directorship;

b.
file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation increasing to 500,000,000 from 99,000,000 the authorized number of shares of common stock, par value $0.001 per share, available for issuance by the Company and providing that the Company shall be authorized to issue up to 1,000,000 shares of preferred stock par value $0.001 and to provide option and warrant holders specific rights to approve any waivers or amendments to their rights;

c.
the Corporation is authorized to file an amendment to its Amended and Restated Articles of Incorporation to effect a reverse stock split of the Corporation’s common stock at a ratio with the range of 1:2 to 1:4, as determined by the Corporation’s Board of Directors, solely in the event it is deemed by the Board of Directors to be necessary for the Corporation to list the Corporation’s common stock on the NYSE AMEX or on the NASDAQ exchange or to maintain its listing with such exchange; and ; thereafter, at the discretion of the Board of Directors, file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation he Company to amend and restate its Amended and Restated Articles of Incorporation to reduce the number of shares of common stock, par value $0.001, that the Corporation is authorized to issue, to 125,000,000 shares or any number of shares between 500,000,000 and 125,000,000;

d.
approval of the 2009 Equity Compensation Plan of the Company (the “Plan”), approved by the Board of Directors on April 15, 2009, and filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2009, as Exhibit 10.1 to the Company’s Registration Statement on Form S-8, and it was further approved by the majority shareholders that there shall be reserved for the Plan, 8 million shares of the Company’s common stock, plus a number of shares annually as of April 15th of each year as shall equal ten (10%) percent of the issued and outstanding common stock, on a fully diluted basis;

e.
ratifying in their entirety the transactions and documents described in the Corporation’s current report on 8-K, filed with the SEC on July 30, 2009, as the same have been amended to date, including the amendment described in the Corporation’s current report on 8-K, filed with the SEC on December 30, 2009; and

f.	ratifying in their entirety the transactions and documents described in the Corporation’s current report on 8-K, filed with the SEC on September 18, 2009.

Item 9.01  Financial Statements And Exhibits.

(d)  Exhibits.
None.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.

Date: July 7, 2010	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer